UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2008 (October 10, 2008)
King Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Tennessee	001-15875	54-1684963

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Fifth Street, Bristol, Tennessee	37620

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (423) 989-8000
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 NOTICE OF SETTLEMENT OF DERIVATIVE ACTION
EX-99.2 STIPULATION OF SETTLEMENT DATED AUGUST 21, 2008

Item 8.01. Other Events.
     On August 21, 2008, a Stipulation of Settlement (the “Settlement Agreement”) was entered into in connection with a certain consolidated shareholder derivative action entitled In Re: King Pharmaceuticals, Inc. Derivative Litigation (the “Derivative Action”) in the Chancery Court for Sullivan County at Bristol, Tennessee (the “Court”). On September 19, 2008, the Court preliminarily approved the settlement and scheduled a hearing for November 13, 2008 to consider whether to approve the settlement and enter judgment thereon. The Notice of Settlement of Derivative Action in the form approved by the Court and the Settlement Agreement are furnished herewith as Exhibits 99.1 and 99.2, respectively.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
99.1	Notice of Settlement of Derivative Action

99.2	Stipulation of Settlement dated August 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2008	KING PHARMACEUTICALS, INC.
	By:	/s/ Joseph Squicciarino
Joseph Squicciarino
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Notice of Settlement of Derivative Action

99.2	Stipulation of Settlement dated August 21, 2008